Exhibit A:

Mr. Shao also directly owns an employee stock option to purchase 1,250 shares of Class A common stock with (i) an exercise price of $151.60 per share and (ii) an expiration date of November 22, 2029. Of the 1,250 shares subject to this option, 1,250 shares vested on November 22, 2023.

Mr. Shao also directly owns an employee stock option to purchase 20,000 shares of Class A common stock with (i) an exercise price of $691.23 per share and (ii) an expiration date of February 23, 2031. Of the 20,000 shares subject to this option, 5,000 shares vested on February 23, 2022, 5,000 shares vested on February 23, 2023, 5,000 shares vested on February 23, 2024, and 5,000 shares are scheduled to vest on February 23, 2025.

Mr. Shao also directly owns an employee stock option to purchase 20,000 shares of Class A common stock with (i) an exercise price of $404.60 per share and (ii) an expiration date of February 17, 2032. Of the 20,000 shares subject to this option, 5,000 shares vested on February 17, 2023, 5,000 shares vested on February 17, 2024, 5,000 shares are scheduled to vest on February 17, 2025, and 5,000 shares are scheduled to vest on February 17, 2026.

Mr. Shao also directly owns an employee stock option to purchase 20,000 shares of Class A common stock with (i) an exercise price of $175.00 per share and (ii) an expiration date of November 10, 2032. Of the 20,000 shares subject to this option, 5,000 shares vested on November 10, 2023, 5,000 shares are scheduled to vest on November 10, 2024, 5,000 shares are scheduled to vest on November 10, 2025, and 5,000 shares are scheduled to vest on November 10, 2026.

Mr. Shao also directly owns an employee stock option to purchase 573 shares of Class A common stock with (i) an exercise price of $1,599.29 per share and (ii) an expiration date of March 21, 2034. Of the 573 shares subject to this option, 143 shares are scheduled to vest on March 21, 2025, 143 shares are scheduled to vest on March 21, 2026, 143 shares are scheduled to vest on March 21, 2027, and 144 shares are scheduled to vest on March 21, 2028.

Mr. Shao also directly owns restricted stock units with the contingent right to receive 250 shares of Class A common stock. These 250 shares are scheduled to vest on November 13, 2024.

Mr. Shao also directly owns restricted stock units with the contingent right to receive 1,997 shares of Class A common stock. Of these 1,997 shares, 499 shares are scheduled to vest on March 21, 2025, 499 shares are scheduled to vest on March 21, 2026, 499 shares are scheduled to vest on March 21, 2027, and 500 shares are scheduled to vest on March 21, 2028.

Mr. Shao also directly owns 3,065 performance stock units (PSUs) granted on June 5, 2023. Each PSU represents a contingent right to receive shares of Class A common stock of between 0 percent and 200 percent of the target number of units, with the percentage determined based on MicroStrategy's relative total shareholder return (TSR) as compared to the TSR of members of the Nasdaq Composite Index over a three-year performance period (June 1, 2023 to May 31, 2026). Vesting is subject to certification by MicroStrategy's Compensation Committee of the level of achievement of the performance goal and the participant's continued service through that date. The "target" number of PSUs is reported in this Exhibit A.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 204747736v.2" "" ActiveUS 204747736v.2

Mr. Shao also directly owns 400 performance stock units (PSUs) granted on March 21, 2024. Each PSU represents a contingent right to receive shares of Class A common stock of between 0 percent and 200 percent of the target number of units, with the percentage determined based on MicroStrategy's relative total shareholder return (TSR) as compared to the TSR of members of the Nasdaq Composite Index over a three-year performance period (March 21, 2024 to March 20, 2027). Vesting is subject to certification by MicroStrategy's Compensation Committee of the level of achievement of the performance goal and the participant's continued service through that date. The "target" number of PSUs is reported in this Exhibit A.

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 204747736v.2" "" ActiveUS 204747736v.2